UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K
                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

         Date of Report (Date of Earliest event reported): July 15, 2002




                              ALPHA VIRTUAL, INC.
             ------------------------------------------------------
             (Exact name of registrant as specified in its charter)




     State of Delaware                 0-12382                 95-2577731
  ------------------------    ------------------------   ----------------------
  (State of Incorporation)    (Commission File Number) (IRS Employer
                                                        Identification Number)


                          10345 West Olympic Boulevard
                                    Suite 102
                          Los Angeles, California 90064
               ---------------------------------------------------
               (Address of principal executive offices) (Zip code)




       Registrant's telephone number, including area code: (310) 432-6222




             -------------------------------------------------------
             (Former name and address, if changed since last report)

Item 4.  CHANGE IN REGISTRANT'S CERTIFYING ACCOUNTANT.

The termination of Dan Mapes as President, CEO and director of the Registrant was effective as of July 15, 2002. The Board of Directors appointed Saif Mansour, former Secretary of the Registrant, as interim President. Mr. Amos Freedy, a director of the Registrant was appointed Secretary.

Mr. Mansour began as a consultant to the Registrant in July 2001. In October 2001, he was appointed Secretary and Director of Corporate Development. In addition to being directly involved in day-to-day administrative activities, Mr. Mansour was responsible for building strategic partnerships and analyzing merger and acquisition candidates. Prior to joining the Registrant, Mr. Mansour was a venture associate at the Avram Miller Company, a business development and strategy firm specializing in worldwide Internet companies. Mr. Mansour received a Bachelor of Arts Degree in International Commerce from Brown University and has studied, internationally, at the Universita della Bocconi, School of Business, in Milan, Italy.



Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                                ALPHA VIRTUAL, INC.


Date:  July 22, 2002                            By: /s/ Saif Mansour
                                                    ---------------------------
                                                        Saif Mansour
                                                        President
                                                        (Signature)